UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 29, 2006
(Date of earliest event reported)
ACE CASH EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Texas	0-20774	75-2142963
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1231 Greenway Drive, Suite 600
Irving, Texas	75038
(Address of principal executive offices)	(Zip Code)
(972) 550-5000
(Registrant’s telephone number,
including area code)
Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events.
     On September 29, 2006, the shareholders of Ace Cash Express, Inc. (the “Company”) voted at a special meeting to adopt the Agreement and Plan of Merger, dated June 6, 2006 (the “Merger Agreement”) by and among Ace Holdings I, LLC, a Delaware limited liability company, Ranger Merger Sub, Inc., a Texas corporation, and the Company.
     The Company also has obtained the necessary regulatory approvals required to satisfy the closing condition in Section 6.3(c) of the Merger Agreement.
     The Company expects to complete the merger within the next seven to ten days, subject to the satisfaction of the remaining closing conditions set forth in the Merger Agreement.
Forward Looking Statements
     This Report contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “target,” “goal,” “should,” “would,” and terms with similar meanings.
     Although the Company believes that the current views and expectations reflected in these forward-looking statements are reasonable, these views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under the Company’s control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties and other factors could cause the actual results to differ materially from these in the forward-looking statements. These risks, uncertainties, and factors include, but are not limited to, matters described in the Company’s reports filed with the Securities and Exchange Commission.
[Signature Page Follows]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE CASH EXPRESS, INC.

Dated: September 29, 2006	By:	/s/ WALTER E. EVANS

Walter E. Evans
Senior Vice President and
General Counsel